                                                                      EXHIBIT 17



                            FORTIS SERIES FUND, INC.
                                [NAME OF SERIES]
              VOTING INSTRUCTIONS FOR SPECIAL SHAREHOLDERS MEETING
                           TO BE HELD APRIL 29, 2002

              THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF
                        FORTIS BENEFITS INSURANCE COMPANY
                     AND FIRST FORTIS LIFE INSURANCE COMPANY



The undersigned hereby instructs Fortis Benefits Insurance Company and First Fortis Life Insurance Company to represent and vote the number of shares of the series named above (the "Fund") represented by the number of votes attributable to the undersigned's variable annuity contract or variable insurance contract as of March 15, 2002 at a Special Shareholders Meeting to be held at the offices of Hartford Administrative Services Company, 500 Bielenberg Drive, Woodbury, Minnesota, on April 29, 2002, at 10:00 a.m. and at any adjournment thereof, upon the matter below as set forth in the Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement.

All previous voting instructions with respect to the meeting are revoked. Receipt of the Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement is acknowledged by your execution of these voting instructions. Mark, sign, date, and return these Voting Instructions in the addressed envelope -- no postage required.

VOTES OF CONTRACT AND POLICY OWNERS FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED WILL BE VOTED IN THE SAME PROPORTION AS THE VOTES OF CONTRACT AND POLICY OWNERS FOR WHICH VOTING INSTRUCTIONS ARE RECEIVED.

PLEASE FILL IN BOX AS SHOWN USING BLUE OR BLACK INK OR NUMBER 2 PENCIL. PLEASE DO NOT USE FINE POINT PENS. [X]

THESE VOTING INSTRUCTIONS WILL BE VOTED AS INSTRUCTED ON THE MATTER SET FORTH BELOW. IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THESE VOTING INSTRUCTIONS WILL BE VOTED "FOR" SUCH MATTER. UPON ALL OTHER MATTERS, FORTIS BENEFITS INSURANCE COMPANY ("FBIC") AND FIRST FORTIS LIFE INSURANCE COMPANY ("FFLIC") SHALL VOTE ACCORDING TO THEIR BEST JUDGMENT. In their discretion, FBIC and FFLIC are each authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements of the meeting unless otherwise prohibited by the undersigned. Contract and policy owners wishing to vote in accordance with the Board of Directors' recommendation need only sign and date this voting instruction form and return it in the envelope provided.




                                                                      FOR             AGAINST            ABSTAIN


1.       To approve a proposed Agreement and Plan of                  [ ]               [ ]                [ ]
         Reorganization ("Plan") between the Fund and a
         comparable mutual fund in the Hartford fund
         family.  A vote in favor of the Plan will also be
         considered a vote in favor of an amendment to the
         articles of incorporation of Fortis Series Fund,
         Inc., which is required to effect the reorganization.


Please be sure to sign and date voting instructions

                                               Please sign exactly as name appears to the left.
                                               When signing as attorney, executor, administrator,
                                               trustee, or guardian, please give full title as such.
                                               If signing for a corporation, please sign in full
                                               corporate name by authorized person. If a partnership,
                                               please sign in partnership name by authorized person.



                                                     RECORD DATE SHARES:
                                                                        ------------------------------------------



-----------------------------------------------
Contract owner(s) sign here


----------------------
Date











                                       2